UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 2, 2017

Splunk Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35498	86-1106510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

270 Brannan Street

San Francisco, California  94107

(Address of principal executive offices, including zip code)

(415) 848-8400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (ß230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (ß240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 4, 2017, Splunk Inc. (the “Company”) announced that Susan St. Ledger has been promoted to President, Worldwide Field Operations, effective as of October 1, 2017.

In connection with her promotion, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) approved revised compensation arrangements for Ms. St. Ledger as set forth in a promotion letter with Ms. St. Ledger (the “Promotion Letter”). The Promotion Letter provides that effective October 1, 2017 (the “Effective Date”), Ms. St. Ledger’s annual base salary will be $440,000.  Ms. St. Ledger’s target annual bonus percentage remains unchanged.  In addition, the Compensation Committee approved the grant of 94,000 restricted stock units (“RSUs”), which will be subject to time-based vesting.  The award will be subject to the terms and conditions of the Company’s 2012 Equity Incentive Plan and applicable award agreement.

Ms. St. Ledger’s biographical information is included in the Company’s proxy statement for its 2017 annual meeting of stockholders. There is no arrangement or understanding between Ms. St. Ledger and any other persons pursuant to which Ms. St. Ledger was appointed as President, Worldwide Field Operations.  There are no family relationships between Ms. St. Ledger and any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing the promotion of Ms. St. Ledger is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 2, 2017, the Board approved amendments to the Amended and Restated Bylaws (the “Bylaws”) of the Company to clarify the duties and responsibilities of the Company’s officers, in particular with respect to the chief executive officer and president(s) of the Company.

The foregoing summary is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is included as Exhibit 3.1 to this report and incorporated by reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Splunk Inc.
99.1	Press release issued by Splunk Inc. dated October 4, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Splunk Inc.

By:	/s/ David F. Conte
David F. Conte
Senior Vice President and Chief Financial Officer

Date: October 4, 2017